Exhibit 99.1

Investor and Financial Contacts:

Adam S. Taich

Vice President, Investor Relations

(760) 603-7208

Invitrogen Announces Third Quarter 2004 Results

Record Sales and Pro Forma Earnings Achieved

CARLSBAD, CA, October 28, 2004 — Invitrogen Corporation (Nasdaq: IVGN) today announced results for the quarter ended September 30, 2004. Revenues for the third quarter were $256.3 million, an increase of 30% over the $196.9 million reported for the third quarter of 2003. Net income for the third quarter was $28.2 million versus $13.7 million for the same quarter in 2003, an increase of 106%. Earnings per share for the third quarter of 2004 increased 100% to $0.52 per share, as compared to $0.26 per share reported in the third quarter of 2003.

Revenues for the nine months ended September 30, 2004, were $761.6 million, an increase of 34% over the $570.0 million reported for the comparable period in 2003. Net income for the nine months ended September 30, 2004 increased 23% to $58.4 million versus $47.5 million for the comparable period in 2003.

The Company has regularly reported pro forma results which exclude acquisition related amortization and other similar costs. Third quarter pro forma net income was $43.0 million, or $0.77 per share, compared with pro forma net income in the third quarter of 2003 of $31.0 million, or $0.57 per share. Pro forma net income and pro forma earnings per share increased 39% and 35%, respectively. Reconciliations between Invitrogen’s results and pro forma results for the periods reported are presented in the attached tables with information also presented on the Company’s Investor Relations web page at www.invitrogen.com.

Highlights

•	Grew revenues 30% for the third quarter and 34% for the first nine months of fiscal 2004.

•	Generated $79 million in cash from operating activities for the quarter and $170 million for the first nine months, a record achievement.

•	Announced the acquisition of DNA Research Innovations, Ltd, to position the Company for growth in the nucleic acid purification market.

Conference Call and Webcast Today at 5:00 PM Eastern

The Company will discuss its third quarter 2004 results on its conference call at 5:00 pm Eastern Time today. Additional details regarding the call and webcast are included later in this release.

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Invitrogen Corporation Announces Third Quarter 2004 Results

Third Quarter Review

Greg Lucier, Invitrogen’s Chairman and CEO, commented: “I am pleased with the Company’s performance during the third quarter. Our high-technology BioDiscovery segment delivered at the top end of our expectation in the third quarter with solid organic growth of 5%. This growth is a direct result of new product introductions and enhanced selling effectiveness, and we are encouraged by the acceleration we are seeing in this business. Our BioProduction segment also performed as we expected, including a very solid quarter for our BioReliance business. Our increased investment in research and development continues throughout the Company, and we are confident in our abilities to generate new products that will accelerate scientific research and our future growth.”

Third quarter revenue growth of 30% included approximately 4% from favorable changes in foreign currency exchange rates. Revenue growth of 17% in BioDiscovery was driven by 5% organic growth and the acquisition of Molecular Probes. BioProduction revenues increased approximately 53% in the third quarter principally related to the recently acquired BioReliance business and continuing demand for cell culture products.

Revenues for the nine months ended September 30, 2004, grew 34%, of which 5% resulted from favorable foreign currency exchange rates. Sales of BioDiscovery products increased 22% for the nine months ended September 30, 2004 versus the same period in 2003. For the same period, BioProduction revenues increased 53%.

Third quarter 2004 gross margin was 61%, the same as 61% in the third quarter of 2003. BioDiscovery gross margin increased to 70% in the third quarter of 2004 from 69% last year as product mix has migrated toward higher value product offerings. BioProduction gross margin decreased to 50% from 54% in the comparable quarter of 2003, and reflects the normally lower gross margins associated with the BioReliance services business.

Operating income was 16% of revenues in the third quarter of 2004 versus 10% in the third quarter of 2003. Operating income before acquisition related amortization and other similar costs was 25% of revenues in both the third quarters of 2004 and 2003.

Cash flows from operating activities were $78.6 million in the third quarter of 2004 and $169.5 million for the nine months ended September 30, 2004. Capital expenditures were $8.7 million during the third quarter of 2004 and $19.7 million for the nine months ended September 30, 2004.

During the quarter, the Company repurchased approximately 1.6 million shares of its common stock at an average price of $49.90 for a total of $81.3 million. There is approximately $119 million remaining under the Company’s current repurchase authorization, which expires in July 2005.

2004 Outlook

The Company reaffirms its previous revenue guidance and raises its earnings guidance for the year. The Company projects that revenue for fiscal 2004 will be in a range of approximately $1,017 million to $1,022 million. Pro forma earnings per share are expected to range from $0.75 to $0.77 for the fourth quarter and $2.89 or greater for the fiscal year. The Company will provide further detail on its business outlook on the conference call today.

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Invitrogen Corporation Announces Third Quarter 2004 Results

Conference Call and Webcast Details

The Company will discuss its financial and business results as well as its business outlook on its conference call at 5:00 pm Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the Company’s Investor Relations website at www.invitrogen.com.

The conference call will be webcast live over the Company’s investor relations website at www.invitrogen.com and will be archived at the site for one month.

To listen to the live conference call, please dial (888) 396-2298 (domestic) or (617) 847-8708 (international) and use passcode 12329017. A replay of the call will be available for one week by dialing (888) 286-8010 (domestic) and (617) 801-6888 (international). The passcode for the replay is 78365714.

About Invitrogen

Invitrogen Corporation (Nasdaq: IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bioinformatics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and conducts business in more than 70 countries around the world. The company globally employs approximately 4,000 scientists and other professionals. For more information about Invitrogen, visit the company’s web site at www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported pro forma results for net income and earnings per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Our financial results under GAAP include substantial non-cash charges and tax benefits related to acquired businesses. Our pro forma calculations of net income and earnings per share, excluding acquisition related amortization and other similar costs, are limited because they do not reflect the entirety of our business costs. However, management believes that the pro forma presentation is a useful supplemental disclosure to investors as it provides an indication of the profitability and cash flows of the combined businesses apart from the initial, sunk cost of the acquisition. Management believes that this information is therefore useful to investors in analyzing and assessing our past and future operating performance.

In addition to the non-cash charges above, we exclude from our pro forma results the costs to integrate our acquired businesses or significant costs to restructure existing businesses as well as related tax benefits. Management views these costs as not indicative of the profitability or cash flows of its ongoing or future operations and excludes these costs as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance.

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Invitrogen Corporation Announces Third Quarter 2004 Results

We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and pro forma earnings per share; 2) momentum in 2004; 3) ability to generate new products that will accelerate scientific research and our future growth; 4) integration of acquired businesses; and 5) ability to combine technologies of acquired businesses. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited a) the Company’s ability to identify promising technology, new product development opportunities; b) the Company’s ability to identify and implement measures to effect cost savings and efficiency improvements; and c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

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Invitrogen Corporation Announces Third Quarter 2004 Results

INVITROGEN CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)(unaudited)	2004	2003	2004	2003
Revenues	$256,328	$196,939	$761,616	$569,968
Cost of revenues	99,123	77,159	316,393	222,122

Gross profit	157,205	119,780	445,223	347,846

Operating expenses:
Sales and marketing	45,614	38,457	134,329	113,325
General and administrative	27,596	22,722	80,825	65,383
Research and development	19,214	15,354	53,116	38,543
Purchased intangibles amortization	25,004	20,736	81,539	56,243
Purchased in-process research and development	—	1,410	728	1,410
Business integration costs	—	925	—	1,318

Total operating expenses	117,428	99,604	350,537	276,222

Operating income	39,777	20,176	94,686	71,624

Other income (expense):
Interest income	6,417	5,939	17,837	17,973
Interest expense	(7,401)	(7,547)	(24,602)	(20,249)
Loss on early retirement of debt	—	—	(6,775)	—
Other income (expense), net	(315)	(103)	(315)	233

Total other income and expense, net	(1,299)	(1,711)	(13,855)	(2,043)

Income before provision for income taxes and minority interest	38,478	18,465	80,831	69,581
Income tax provision	(10,315)	(4,767)	(22,470)	(21,431)
Minority interest	—	—	—	(609)

Net income	$28,163	$13,698	$58,361	$47,541

Net income per common share:
Basic	$0.54	$0.27	$1.13	$0.95

Diluted	$0.52	$0.26	$1.09	$0.94

Weighted average shares used in per share calculation:
Basic	51,748	50,298	51,876	50,118
Diluted	58,694	51,762	59,403	50,822

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Invitrogen Corporation Announces Third Quarter 2004 Results

INVITROGEN CORPORATION

RECONCILIATION OF GAAP TO PRO FORMA STATEMENT OF OPERATIONS(1)

	For the Three Months Ended September 30, 2004				For the Three Months Ended September 30, 2003
(in thousands, except per share data) (unaudited)	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Revenues	$256,328	$—		$256,328	$196,939	$—		$196,939
Cost of revenues	99,123	(78	)(3)	99,045	77,159	(5,171	)(2)(3)	71,988

Gross profit	157,205	78		157,283	119,780	5,171		124,951

Gross margin as a percentage of revenues	61%			61%	61%			63%
Operating expenses:
Sales and marketing	45,614	(61	)(3)	45,553	38,457	(37	)(3)	38,420
General and administrative	27,596	(17	)(3)	27,579	22,722	(183	)(3)	22,539
Research and development	19,214	(199	)(3)	19,015	15,354	(109	)(3)	15,245
Purchased intangibles amortization	25,004	(25,004	)(4)	—	20,736	(20,736	)(4)	—
Purchased in-process research and development	—	—		—	1,410	(1,410	)(5)	—
Business integration costs	—	—		—	925	(925	)(6)	—

Total operating expenses	117,428	(25,281)		92,147	99,604	(23,400)		76,204

Operating income	39,777	25,359		65,136	20,176	28,571		48,747
Operating income as a percentage of revenues	16%			25%	10%			25%
Total other income and expense, net	(1,299)	—		(1,299)	(1,711)	—		(1,711)

Income before provision for income taxes and minority interest	38,478	25,359		63,837	18,465	28,571		47,036
Income tax provision	(10,315)	(10,480	)(7)	(20,795)	(4,767)	(11,252	)(7)	(16,019)

Net income	$28,163	$14,879		$43,042	$13,698	$17,319		$31,017
Add back interest expense subordinated debt, net of tax	2,094	—		2,094	—	2,082	(8)	2,082

Numerator for diluted earnings per share	$30,257	$14,879		$45,136	$13,698	$19,401		$33,099

Net income per common share:
Basic	$0.54			$0.83	$0.27			$0.62

Diluted	$0.52			$0.77	$0.26			$0.57

Weighted average shares used in per share calculation:
Basic	51,748	—		51,748	50,298	—		50,298
Diluted	58,694	—		58,694	51,762	5,807	(8)	57,569

(1)	The Company has regularly reported pro forma results which exclude the amortization of purchased intangibles, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules, purchased in-process research and development costs and business integration costs to provide a supplemental comparison of results of operations.
(2)	Add back costs for purchase accounting inventory revaluations of $0 and $5,139,000 for the three months ended September 30, 2004 and 2003, respectively.
(3)	Add back deferred compensation amortization totaling $355,000 and $361,000 for the three months ended September 30, 2004 and 2003, respectively, related to stock option plans assumed in business combinations.
(4)	Add back amortization of purchased intangibles.
(5)	Add back purchased in-process research and development costs.
(6)	Add back business integration costs.
(7)	The Company’s effective income tax rate used in the calculation of pro forma net income differs from the effective income tax rate applied for GAAP purposes. The effective income tax rate on GAAP pre-tax income is lower because the expenses included in GAAP pre-tax income, but excluded from pro forma pre-tax income, produce a tax benefit in a taxing jurisdiction having a higher tax rate than the Company’s overall average income tax rate.
(8)	Pro forma diluted earnings per share includes the potential dilution from the 2006 Convertible Subordinate Debt, and, using the as-if-converted method, which assumes that the debt was converted at the beginning of the period presented with related interest expense, net of tax, added back to the numerator and shares from the assumed conversion of the debt added to the denominator.

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Invitrogen Corporation Announces Third Quarter 2004 Results

INVITROGEN CORPORATION

RECONCILIATION OF GAAP TO PRO FORMA STATEMENT OF OPERATIONS(1)

	For the Nine Months Ended September 30, 2004				For the Nine Months Ended September 30, 2003
(in thousands, except per share data) (unaudited)	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Revenues	$761,616	$—		$761,616	$569,968	$—		$569,968
Cost of revenues	316,393	(17,833	)(2)(3)	298,560	222,122	(6,827	)(2)(3)	215,295

Gross profit	445,223	17,833		463,056	347,846	6,827		354,673

Gross margin as a percentage of revenues	58%			61%	61%			62%
Operating expenses:
Sales and marketing	134,329	(184	)(3)	134,145	113,325	(37	)(3)	113,288
General and administrative	80,825	(40	)(3)	80,785	65,383	(183	)(3)	65,200
Research and development	53,116	(643	)(3)	52,473	38,543	(109	)(3)	38,434
Purchased intangibles amortization	81,539	(81,539	)(4)	—	56,243	(56,243	)(4)	—
Purchased in-process research and development	728	(728	)(5)	—	1,410	(1,410	)(5)	—
Business integration costs	—	—		—	1,318	(1,318	)(6)	—

Total operating expenses	350,537	(83,134)		267,403	276,222	(59,300)		216,922

Operating income	94,686	100,967		195,653	71,624	66,127		137,751
Operating income as a percentage of revenues	12%			26%	13%			24%
Total other income and expense, net	(13,855)	—		(13,855)	(2,043)	—		(2,043)

Income before provision for income taxes and minority interest	80,831	100,967		181,798	69,581	66,127		135,708
Income tax provision	(22,470)	(38,432	)(7)	(60,902)	(21,431)	(26,067	)(7)	(47,498)
Minority interest	—	—		—	(609)	—		(609)

Net income	$58,361	$62,535		$120,896	$47,541	$40,060		$87,601
Add back interest expense subordinated debt, net of tax	6,273	—		6,273	—	6,240	(8)	6,240

Numerator for diluted earnings per share	$64,634	$62,535		$127,169	$47,541	$46,300		$93,841

Net income per common share:
Basic	$1.13			$2.33	$0.95			$1.75

Diluted	$1.09			$2.14	$0.94			$1.66

Weighted average shares used in per share calculation:
Basic	51,876	—		51,876	50,118	—		50,118
Diluted	59,403	—		59,403	50,822	5,807	(8)	56,629

(1)	The Company has regularly reported pro forma results which exclude the amortization of purchased intangibles, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules, purchased in-process research and development costs and business integration costs to provide a supplemental comparison of results of operations.
(2)	Add back costs for purchase accounting inventory revaluations of $17,595,000 and $6,795,000 for the nine months ended September 30, 2004 and 2003, respectively.
(3)	Add back deferred compensation amortization totaling $1,105,000 and $361,000 for the nine months ended September 30, 2004 and 2003, respectively, related to stock option plans assumed in business combinations.
(4)	Add back amortization of purchased intangibles.
(5)	Add back purchased in-process research and development costs.
(6)	Add back business integration costs.
(7)	The Company’s effective income tax rate used in the calculation of pro forma net income differs from the effective income tax rate applied for GAAP purposes. The effective income tax rate on GAAP pre-tax income is lower because the expenses included in GAAP pre-tax income, but excluded from pro forma pre-tax income, produce a tax benefit in a taxing jurisdiction having a higher tax rate than the Company’s overall average income tax rate.
(8)	Pro forma diluted earnings per share includes the potential dilution from the 2006 Convertible Subordinate Debt, and, using the as-if-converted method, which assumes that the debt was converted at the beginning of the period presented with related interest expense, net of tax, added back to the numerator and shares from the assumed conversion of the debt added to the denominator.

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Invitrogen Corporation Announces Third Quarter 2004 Results

INVITROGEN CORPORATION

EBITDA INFORMATION

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)(unaudited)	2004	2003	2004	2003
Operating income reported under GAAP	$39,777	$20,176	$94,686	$71,624
Add back business integration costs and merger-related amortization	25,359	28,571	100,967	66,127
Add back depreciation	8,680	7,654	27,254	19,900
Add back amortization of non merger-related deferred compensation	922	211	2,101	271
Add back amortization of all other intangible assets	1,037	741	2,468	2,326

EBITDA and business integration costs	$75,775	$57,353	$227,476	$160,248

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Invitrogen Corporation Announces Third Quarter 2004 Results

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(dollars in thousands)(unaudited)	Bio- Discovery (formerly Molecular Biology)	Bio- Production (formerly Cell Culture)	Unallocated(1)	Total
Segment Results for the Three Months Ended September 30, 2004
Revenues from external customers	$146,742	$109,586	$—	$256,328

Gross profit	102,886	54,397	(78)	157,205

Gross margin as a percentage of revenues	70%	50%		61%
Selling and administrative	49,299	23,833	78	73,210
Research and development	16,577	2,438	199	19,214
Business integration costs and merger-related amortization(2)	—	—	25,004	25,004

Operating income (loss)	37,010	28,126	(25,359)	39,777

Operating margin as a percentage of revenues	25%	26%		16%

Segment Results for the Three Months Ended September 30, 2003(3)
Revenues from external customers	$125,356	$71,583	$—	$196,939

Gross profit	86,058	38,893	(5,171)	119,780

Gross margin as a percentage of revenues	69%	54%		61%
Selling and administrative	45,918	15,041	220	61,179
Research and development	13,393	1,852	109	15,354
Business integration costs and merger-related amortization(2)	—	—	23,071	23,071

Operating income (loss)	26,747	22,000	(28,571)	20,176

Operating margin as a percentage of revenues	21%	31%		10%

(1)	Unallocated items for the three months ended September 30, 2004 and 2003, include costs for purchase accounting inventory revaluations of $0 and $5.1 million, amortization of purchased intangibles of $25.0 million and $20.7 million, amortization of deferred compensation of $0.4 million and $0.4 million, purchased in-process research and development costs of $0 and $1.4 million, and business integration costs of $0 and $0.9 million, respectively, which are not allocated by management for purposes of analyzing the operations, since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.
(2)	Excludes deferred compensation for the three months ended September 30, 2004 and 2003, of $0.4 million and $0.4 million, respectively, which is allocated to operating expenses.
(3)	2004 presentation of 2003 selling, administrative and R&D costs by segment reflects reclassifications of general and administrative costs from the Corporate and Unallocated segment to the BioDiscovery and BioProduction segments to conform to our corporate expense allocation methodology applied in 2004. Refer to our website at www.invitrogen.com for reclassifications of segment results for 2002 and 2003 by quarter.

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Invitrogen Corporation Announces Third Quarter 2004 Results

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(dollars in thousands)(unaudited)	Bio- Discovery (formerly Molecular Biology)	Bio- Production (formerly Cell Culture)	Unallocated(1)	Total
Segment Results for the Nine Months Ended September 30, 2004
Revenues from external customers	$442,415	$319,201	$—	$761,616

Gross profit	310,803	152,253	(17,833)	445,223

Gross margin as a percentage of revenues	70%	48%		58%
Selling and administrative	146,268	68,662	224	215,154
Research and development	45,539	6,934	643	53,116
Business integration costs and merger-related amortization(2)	—	—	82,267	82,267

Operating income (loss)	118,996	76,657	(100,967)	94,686

Operating margin as a percentage of revenues	27%	24%		12%

Segment Results for the Nine Months Ended September 30, 2003(3)
Revenues from external customers	$361,507	$208,461	$—	$569,968

Gross profit	244,468	110,205	(6,827)	347,846

Gross margin as a percentage of revenues	68%	53%		61%
Selling and administrative	133,296	45,192	220	178,708
Research and development	32,855	5,579	109	38,543
Business integration costs and merger-related amortization(2)	—	—	58,971	58,971

Operating income (loss)	78,317	59,434	(66,127)	71,624

Operating margin as a percentage of revenues	22%	29%		13%

(1)	Unallocated items for the nine months ended September 30, 2004 and 2003, include costs for purchase accounting inventory revaluations of $17.6 million and $6.8 million, amortization of purchased intangibles of $81.5 million and $56.2 million, amortization of deferred compensation of $1.1 million and $0.4 million, purchased in-process research and development costs of $0.7 million and $1.4 million, and business integration costs of $0 and $1.3 million, respectively, which are not allocated by management for purposes of analyzing the operations, since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.
(2)	Excludes deferred compensation for the nine months ended September 30, 2004 and 2003, of $1.1 million and $0.4 million, respectively, which is allocated to operating expenses.
(3)	2004 presentation of 2003 selling, administrative and R&D costs by segment reflects reclassifications of general and administrative costs from the Corporate and Unallocated segment to the BioDiscovery and BioProduction segments to conform to our corporate expense allocation methodology applied in 2004. Refer to our website at www.invitrogen.com for reclassifications of segment results for 2002 and 2003 by quarter.

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Invitrogen Corporation Announces Third Quarter 2004 Results

INVITROGEN CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and investments	$939,765	$998,737
Trade accounts receivable, net of allowance for doubtful accounts	162,588	117,095
Inventories	117,885	126,707
Deferred income taxes	28,141	19,310
Prepaid expenses and other current assets	42,397	25,495

Total current assets	1,290,776	1,287,344
Property and equipment, net	209,266	186,231
Goodwill	1,420,655	983,407
Intangible assets, net	428,969	464,659
Long-term investments	126,282	177,070
Other assets	70,775	66,978

Total assets	$3,546,723	$3,165,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$18,385	$1,784
Accounts payable, accrued expenses and other current liabilities	151,280	121,151
Income taxes	13,586	2,758

Total current liabilities	183,251	125,693
Long-term obligations and reserves	36,098	32,069
Pension liabilities	17,416	17,249
Deferred income tax liability	159,601	161,331
Convertible debentures	1,300,000	1,022,500
Stockholders’ equity	1,850,357	1,806,847

Total liabilities and stockholders’ equity	$3,546,723	$3,165,689

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